Exhibit 5.1

LANE & WATERMAN LLP

Established 1854

______________________

220 North Main Street, Suite 600
Davenport, Iowa 52801-1987
Telephone (563) 324-3246
Fax (563) 324-1616

August 4, 2005

Lee Enterprises, Incorporated

201 N. Harrison Street

Davenport, IA 52801-1939

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Lee Enterprises, Incorporated, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) of a Registration Statement on Form S-3 (the “Registration Statement”). The Registration Statement relates to the proposed offering and sale, from time to time, by the Company, of up to $500,000,000 aggregate principal amount (or other equivalent in other currencies or currency unit) in any combination of:

1. one or more series of senior debt securities, senior convertible debt securities, subordinated debt securities and subordinated convertible debt securities of the Company (collectively, the “Debt Securities”);

2. shares of the Company’s common stock, par value $2.00 per share including associated common stock purchase rights (“Common Stock”);

3. shares of the Company’s serial convertible preferred stock and preferred stock represented by depositary shares (collectively, the “Preferred Stock”);

4. warrants permitting holders to purchase upon exercise Debt Securities, Common Stock (the “Common Stock Warrants”) or Preferred Stock (collectively, the “Warrants”);

5. purchase contracts obligating holders to purchase or sell, and the Company to sell or purchase, on specified dates, Debt Securities, Common Stock, Preferred Stock, securities issued by third parties, baskets of such securities, an index or indices of such securities, any

LANE & WATERMAN LLP

Lee Enterprises, Incorporated

August 4, 2005

combination of the above, currencies or commodities (collectively, the “Purchase Contracts”); and

6. units, consisting of one or more Purchase Contracts, Debt Securities, Common Stock or any combination of such securities (collectively, the “Units”).

Each of the Debt Securities, Common Stock, Preferred Stock, Warrants, Purchase Contracts and Units is referred to as a “Security.”

For purposes of this opinion, we have examined the Company’s Restated Certificate of Incorporation, as amended to date (the “Restated Certificate”) and such other documents as we have deemed necessary. We have assumed that at the time of issuance of any Security (i) the Registration Statement will be effective under the Securities Act, (ii) the terms of the Securities and their issue and sale do not and will not violate any applicable law or agreement or instrument then binding on the Company or any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the number of shares of Common Stock to be issued, when combined with the number of shares of Common Stock outstanding at such time, will not exceed the number of shares of Common Stock authorized under the Restated Certificate, and (iv) the number of shares of Preferred Stock to be issued, when combined with the number of shares of Preferred Stock outstanding at such time, will not exceed the number of shares of Preferred Stock authorized under the Restated Certificate. We have assumed that the Warrants are governed by Delaware law.

This opinion is limited to the Delaware General Corporation Law, and we do not express an opinion on federal laws or the laws of any other jurisdiction. For purposes hereof, “Delaware General Corporation Law” includes such statute, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Based upon the foregoing and subject to the assumptions, qualifications and limitations that are identified in this letter, we are of the opinion that:

1. The shares of Common Stock to be issued pursuant to the Registration Statement, including shares of Common Stock to be issued upon conversion or exercise of any Security that is convertible into or exercisable for Common Stock in accordance with the terms of such Security will be validly issued, fully paid and nonassessable when:

(a)	the Board of Directors of the Company or a duly constituted and acting committee thereof (the Board of Directors or such committee being referred to herein as the “Board”) has taken all necessary corporate action to approve the issuance and the terms of the Common Stock, the terms of the offering thereof and related matters; and

LANE & WATERMAN LLP

Lee Enterprises, Incorporated

August 4, 2005

(b)	certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board, or (ii) upon conversion, exercise or exchange of any Security, in accordance with the terms of such Security or the instrument or agreement governing such Security providing for such conversion, exercise or exchange as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock).

2. The shares of Preferred Stock to be issued pursuant to the Registration Statement will be validly issued, fully paid and nonassessable when:

(a)	the Board has taken all necessary corporate action to approve the issuance and the terms of the Preferred Stock, the terms of the offering thereof and related matters; and

(b)	certificates representing the shares of Preferred Stock, including a certificate of designation setting forth the rights, preferences and privileges and restrictions of such series, have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board, or (ii) upon conversion, exercise or exchange of any Security, in accordance with the terms of such Security or the instrument or agreement governing such Security providing for such conversion, exercise or exchange as approved by the Board, for the consideration approved by the Board.

3. The Warrants to be issued pursuant to the Registration Statement will be validly issued when:

(a)	the Board has taken all necessary corporate action to approve the issuance and the terms of the Warrants, the terms of the offering thereof and related matters; and

(b)	the definitive agreement or agreements evidencing the Warrants have been duly executed and delivered by the Company.

In preparing this letter we have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information provided to us by the Company or its representatives; and (iii) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the

LANE & WATERMAN LLP

Lee Enterprises, Incorporated

August 4, 2005

information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

This letter speaks as of the date it bears. We do not assume any obligation to update or supplement this opinion or provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law, other governmental requirement or interpretation thereof covered by any of our opinions or advice, or for any other reason.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Lane & Waterman LLP